Exhibit 99.1

News

Not For Immediate Release

EP Energy Reports Third Quarter 2019 Results

HOUSTON, TEXAS, November 12, 2019— EP Energy Corporation (OTC Pink: EPEGQ) today reported third quarter 2019 financial and operational results.

3Q’19 Results:

•      Equivalent production of 67.2 MBoe/d

•      Oil production of 37.9 MBbls/d

•      Net loss of $620 million, including $32 million gain on financial derivatives

•      Adjusted EBITDAX of $141 million

•      Oil and gas expenditures of $159 million, including $3 million acquisition capital

•      Completed (based on wells fracture stimulated or frac’d) 32 gross (29 net) wells

•      Decreased Drilled but Uncompleted (DUC) wells to 37

•      Lease operating expense of $5.54 per Boe

•      G&A expense of $6.09 per Boe, Adjusted G&A expense of $2.54 per Boe

•      Ended the third quarter with $188 million of liquidity, all of which was cash

3Q’19 Operating and Financial Performance

Below is a summary of third quarter 2019 results compared to the third quarter 2018:

	3Q’19 Actual	3Q’18 Actual	3Q’19 Actual vs. 3Q’18 Actual
Oil Production (MBbls/d)	37.9	46.4	-18%
Equivalent Production (MBoe/d)	67.2	80.4	-16%
Percent Oil (%)	56.4	57.7	-2%
LOE per Unit ($/Boe)	5.54	6.16	-10%
Lease Operating Expense ($MM)	34	46	-26%
G&A expense per Unit ($/Boe)	6.09	2.91	109%
Adjusted G&A expense per Unit ($/Boe)(1)	2.54	2.05	24%
Net Loss ($MM)	(620)	(44)	-1,309%
Adjusted EBITDAX ($MM)(1)	141	214	-34%
Oil and Gas Expenditures ($MM)	159	202	-21%
Adjusted Oil and Gas Expenditures (excl. acquisition capital ) ($MM)(1)	156	134	16%
Net completions (frac’d)	29	14	107%
Change in DUC inventory from prior quarter	(25)	(8)	-213%

(1) See Disclosure of Non-GAAP Financial Measures for applicable definitions and reconciliations to GAAP terms.

Financial Position and Liquidity

The company ended the quarter with $188 million in cash, $602 million in borrowings outstanding on the RBL Facility, and $27 million in letters of credit, resulting in $188 million of available liquidity, all of which was cash, and $4.7 billion of net debt. Due to uncertainties at September 30, 2019 regarding default, event of default and cross-default provisions under our indentures and RBL Facility (including those discussed in Note 1A of our September 30, 2019 Form 10-Q), we reclassified our debt as current and wrote off approximately $90 million in unamortized debt discount and debt issue costs.

As previously announced, EP Energy voluntarily filed for chapter 11 reorganization in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) on October 3, 2019. Subsequent to the filing, on October 18, 2019, EP Energy entered into a Backstop Commitment Agreement (the “Backstop Agreement”) and Plan Support Agreement (the “PSA”) with a number of its key creditors on the terms of a comprehensive restructuring plan (the “Plan”). The Backstop Agreement and PSA memorialize the terms of the previously disclosed agreement in principle reached on October 3, 2019, and will provide for, among other things: (1) a substantial reduction of the company’s existing funded debt by approximately $3.3 billion, (2) a substantial reduction of the company’s annual debt service obligations by up to $263 million, and (3) a $475 million rights offering, approximately $463 million of which is backstopped by parties holding approximately 52.0% of the Debtors’ 1.25L Notes and approximately 79.3% of the Debtors’ 1.5L Notes. In addition, the company entered into a commitment letter under which over 90% of the company’s existing revolving loan lenders have committed to provide support for an approximately $629 million Senior Secured Exit Financing. EP Energy is continuing to operate in the normal course during the financial restructuring process.

Operations Update

For the third quarter 2019, average daily production was 67.2 MBoe/d, including 37.9 MBbls/d of oil. During the third quarter 2019, the company completed (frac’d) 32 gross (29 net) wells and incurred capital expenditures of $156 million, excluding acquisitions. The company had lower production in the third quarter 2019 compared to the third quarter 2018 due to lower net completions from the second half of 2018 through 2019. In the third quarter 2019, Eagle Ford and Permian production volumes were also negatively impacted by downstream third-party operational issues and constraints.

Northeastern Utah (NEU)

In the third quarter 2019, the company’s assets in NEU produced 15.5 MBoe/d, including 10.1 MBbls/d of oil, an 11% and 16% decrease, respectively, from the third quarter 2018.  EP Energy averaged approximately two drilling rigs and completed (frac’d) four gross (one net) wells in the third quarter 2019. Total capital invested in NEU in the third quarter 2019 was $32 million excluding acquisition capital.

Eagle Ford

EP Energy’s assets in Eagle Ford produced 33.1 MBoe/d, including 22.2 MBbls/d of oil in the third quarter 2019, an 8% and 13% decrease, respectively, from the third quarter 2018. In the third quarter 2019, production was impacted 0.6 net MBoe/d by downstream third-party operational issues and constraints. EP Energy averaged approximately one drilling rig, invested $122 million excluding acquisition capital and completed (frac’d) 28 gross (28 net) wells in the third quarter 2019. The company released the last rig in Eagle Ford in August 2019. In the third quarter 2019, the company decreased the DUC inventory by 26, ending the quarter with 31 DUCs.

Permian

EP Energy’s assets in the Permian basin produced 18.6 MBoe/d, including 5.6 MBbls/d of oil in the third quarter 2019, a 31% and 36% decrease, respectively, from the third quarter 2018. In the third quarter

2019, the company did not drill or complete any wells in the basin. In the third quarter 2019, production was impacted 2.6 net MBoe/d by downstream third-party operational issues and constraints.

Hedge Program Update

EP Energy maintains a solid hedge program which provides continued commodity price protection.  A summary of the company’s current open hedge positions is listed below:

	2019	2020
Total Fixed Price Hedges
Oil volumes (MMBbls)(1)	3.4	11.7
Average ceiling price ($/Bbl)	$66.41	$65.11
Average floor price ($/Bbl)	$55.95	$55.90

Natural Gas volumes (TBtu)	6.4	—
Average price ($/MMBtu)	$3.72	$—
Average floor price ($/MMBtu)	$2.86	$—

Note: Positions are as of November 1, 2019 (Contract months: October 1, 2019 - Forward)

(1) The table includes WTI three-way collars of 3.0 MMBbls and 11.7 MMBbls in 2019 and 2020, respectively, and WTI collars of 0.4 MMBbls in 2019.

Fourth Quarter 2019 Outlook

EP Energy has determined not to provide guidance pending completion of the financial restructuring process.

Webcast Information

EP Energy has scheduled a webcast at 10:00 a.m. Eastern Time, 9:00 a.m. Central Time, on November 12, 2019, to discuss its third quarter financial and operational results.  The webcast may be accessed online through the company’s website at epenergy.com in the Investor Center.  A limited number of telephone lines will be available to participants by dialing 888-317-6003 (conference ID#9014737) 10 minutes prior to the start of the webcast.  A replay of the webcast will be available through December 12, 2019 on the company’s website in the Investor Center or by dialing 877-344-7529 (conference ID#10136673).

About EP Energy

The company focuses on enhancing the value of its high quality asset portfolio, increasing capital efficiency, maintaining financial flexibility, and pursuing accretive acquisitions and divestitures. EP Energy is working to set the standard for efficient development of hydrocarbons in the U.S. Learn more at epenergy.com.

The following table provides the company’s production results, average realized prices, results of operations and certain non-GAAP financial measures for the periods presented.  See Disclosure of Non-GAAP Financial Measures for applicable definitions and reconciliations to GAAP terms.

	Quarter ended September 30,
	2019	2018
Oil Sales Volumes (MBbls/d)
Eagle Ford	22.2	25.6
NEU	10.1	12.0
Permian	5.6	8.8
Total Oil Sales Volumes	37.9	46.4
Natural Gas Sales Volumes (MMcf/d)
Eagle Ford	32	30
NEU	32	33
Permian	41	58
Total Natural Gas Sales Volumes	105	121
NGLs Sales Volumes (MBbls/d)
Eagle Ford	5.6	5.2
NEU	—	—
Permian	6.2	8.7
Total NGLs Sales Volumes	11.8	13.9
Equivalent Sales Volumes (MBoe/d)
Eagle Ford	33.1	35.8
NEU	15.5	17.5
Permian	18.6	27.1
Total Equivalent Sales Volumes	67.2	80.4

Net loss ($ in millions)	(620)	(44)
Adjusted EBITDAX ($ in millions)	141	214
Basic and diluted net loss per common share ($)	(2.48)	(0.18)
Adjusted EPS ($)	(0.26)	(0.04)
Capital Expenditures ($ in millions)(1)	159	202
Adjusted Capital Expenditures ($ in millions)	156	134
Total Operating Expenses ($/Boe)	110.14	33.13
Adjusted Cash Operating Costs ($/Boe)	13.75	15.20
Depreciation, depletion and amortization rate ($/Boe)	18.62	17.11
Average realized prices(2)
Oil price on physical sales ($/Bbl)	55.25	66.61
Oil, including financial derivatives ($/Bbl)(3)	55.50	63.37
Natural gas price on physical sales ($/Mcf)	1.04	1.34
Natural gas, including financial derivatives ($/Mcf)(3)	1.74	1.69
NGLs price on physical sales ($/Bbl)	10.98	27.74
NGLs, including financial derivatives ($/Bbl)(3)	10.98	24.79

(1)               The quarters ended September 30, 2019 and 2018 include $3 million and $46 million of acquisition capital, respectively. The quarter ended September 30, 2018 also includes $22 million of capital adjustments under a joint venture agreement.

(2)               Oil and natural gas prices on physical sales reflect operating revenues for oil and natural gas reduced by oil and natural gas purchases associated with managing our physical sales.

(3)               Prices per unit are calculated using total financial derivative cash settlements.

EP ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions)

(Unaudited)

	Quarter ended September 30,
	2019	2018
Operating revenues
Oil	$193	$287
Natural gas	10	15
NGLs	12	36
Financial derivatives	32	(44)
Total operating revenues	247	294

Operating expenses
Oil and natural gas purchases	—	3
Transportation costs	23	25
Lease operating expense	34	46
General and administrative	38	21
Depreciation, depletion and amortization	116	127
Gain on sale of assets	—	(1)
Impairment charges	458	—
Exploration and other expense	1	2
Taxes, other than income taxes	12	22
Total operating expenses	682	245

Operating (loss) income	(435)	49

Other income	4	2
Gain on extinguishment/modification of debt	—	—
Interest expense	(189)	(95)
Loss before income taxes	(620)	(44)
Income tax expense	—	—
Net loss	$(620)	$(44)

EP ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets	$452	$385
Property, plant and equipment, net(1)	3,476	3,774
Other non-current assets	34	22
Total assets	$3,962	$4,181

LIABILITIES AND EQUITY
Current liabilities(2)	$5,301	$440
Long-term debt, net of debt issue costs(2)	—	4,285
Other non-current liabilities	63	55
Total stockholders’ equity	(1,402)	(599)
Total liabilities and equity	$3,962	$4,181

(1)               Balance is net of accumulated depreciation, depletion and amortization of $3,915 million and $3,651 million as of September 30, 2019 and December 31, 2018, respectively.

(2)               Due to uncertainties at September 30, 2019 regarding default, event of default and cross-default provisions under our indentures and RBL Facility, we reclassified our debt as current and wrote off approximately $90 million in unamortized debt discount and debt issue costs.

EP ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine months ended September 30,
	2019	2018
Net loss	$(810)	$(84)
Adjustments to reconcile net loss to net cash provided by operating activities
Non-cash expenses	862	349
Asset and liability changes	97	115
Net cash provided by operating activities	149	380
Net cash used in investing activities	(440)	(659)
Net cash provided by financing activities	453	290

Change in cash, cash equivalents and restricted cash	162	11

Cash, cash equivalents and restricted cash - beginning of period	27	45
Cash, cash equivalents and restricted cash - end of period	$189	$56

Non-GAAP Terms

Adjusted EPS is defined as diluted earnings per share adjusted for certain items that EP Energy considers to be significant to understanding our underlying performance for a given period.  Adjusted EPS is useful in analyzing the company’s ongoing earnings potential and understanding certain significant items impacting the comparability of EP Energy’s results. Adjusted EPS is calculated as net income (loss) per common share adjusted for the impact of financial derivatives (mark-to-market effects of financial derivatives, net of cash settlements and cash premiums related to these derivatives) and other costs that affect comparability, including transition, severance and other costs, impairment charges, write-off of debt discounts and deferred issue costs and changes in the valuation allowance on deferred tax assets.

Below is a reconciliation of consolidated diluted net income (loss) per share to Adjusted EPS:

	Quarter ended September 30, 2019
	Pre Tax	After Tax	Diluted EPS(1)
	($ in millions, except earnings per share amounts)
Net loss		$(620)	$(2.48)

Adjustments(2)
Impact of financial derivatives(3)	$(24)	$(19)	$(0.07)
Transition, severance and other costs	15	12	0.05
Impairment charges	458	356	1.42
Write-off of debt discount and deferred issue costs(4)	90	70	0.28
Valuation allowance on deferred tax assets		135	0.54
Total adjustments	$539	$554	$2.22

Adjusted EPS			$(0.26)

Diluted weighted average shares			250

	Quarter ended September 30, 2018
	Pre Tax	After Tax	Diluted EPS(1)
	($ in millions, except earnings per share amounts)
Net loss		$(44)	$(0.18)

Adjustments(2)
Impact of financial derivatives(3)	$30	$23	$0.09
Transition, severance and other costs	1	1	0.01
Valuation allowance on deferred tax assets		10	0.04
Total adjustments	$31	$34	$0.14

Adjusted EPS			$(0.04)

Diluted weighted average shares			248

(1)         Diluted per share amounts are based on actual amounts rather than the rounded totals presented.

(2)         All individual adjustments for all periods presented assume a statutory federal and blended state tax rate, as well as any other income tax effects specifically attributable to that item.

(3)         Represents mark-to-market impact net of cash settlements and cash premiums related to financial derivatives. There were no cash premiums received or paid for the periods presented.

(4)         Due to uncertainties at September 30, 2019 regarding default, event of default and cross-default provisions under our indentures and RBL Facility, we reclassified our debt as current and wrote off approximately $90 million in unamortized debt discount and debt issue costs.

EBITDAX is defined as net income (loss) plus interest and debt expense, income taxes, depreciation, depletion and amortization and exploration expense. Adjusted EBITDAX is defined as EBITDAX, adjusted as applicable in the relevant period for the net change in the fair value of derivatives (mark-to-market effects of financial derivatives, net of cash settlements and cash premiums related to these derivatives), incentive compensation expense (which represents non-cash compensation expense under the company’s long-term incentive programs), transition, severance and other costs that affect comparability, gains/losses on sale of assets, gains and losses on extinguishment/modification of debt and impairment charges.

Below is a reconciliation of EP Energy’s consolidated net income (loss) to EBITDAX and Adjusted EBITDAX:

	Quarter ended September 30,
	2019	2018
	($ in millions)
Net loss	$(620)	$(44)
Income tax expense	—	—
Interest expense, net of capitalized interest(1)	189	95
Depreciation, depletion and amortization	116	127
Exploration expense	1	1
EBITDAX	(314)	179
Mark-to-market on financial derivatives(2)	(32)	44
Cash settlements and cash premiums on financial derivatives(3)	8	(14)
Incentive compensation expense(4)	6	5
Transition, severance and other costs	15	1
Gain on sale of assets	—	(1)
Impairment charges	458	—
Adjusted EBITDAX	$141	$214

(1)         Includes approximately $90 million at September 30, 2019 related to the write-off of unamortized debt discount and debt issue costs due to reclassifying our debt as current as a result of uncertainties regarding default, event of default and cross-default provisions under our indentures and RBL Facility.

(2)         Represents the income statement impact of financial derivatives.

(3)         Represents actual cash settlements related to financial derivatives. There were no cash premiums received or paid for the periods presented.

(4)         For the quarter ended September 30, 2019, incentive compensation expense includes $5 million in amounts under the Key Employee Retention Program, “KERP”, in lieu of long-term incentive compensation.

Adjusted cash operating costs is a non-GAAP measure that is defined as total operating expenses, excluding depreciation, depletion and amortization expense, impairment charges, gains/losses on sale of assets, exploration expense, incentive compensation expense (which represents compensation expense under EP Energy’s long-term incentive programs), and transition, severance and other costs that affect comparability.  The company uses this measure to describe the costs required to directly or indirectly operate its existing assets and produce and sell its oil and natural gas, including the costs associated with the delivery and purchases and sales of produced commodities. Accordingly, the company excludes depreciation, depletion, and amortization and impairment charges as such costs are non-cash in nature. EP Energy excludes exploration expense and gains/losses on sale of assets from its measure as they are substantially non-cash in nature and are not related to the costs to operate its existing assets. EP Energy excludes the incentive compensation expense as well as transition, severance and other costs that affect comparability as the company believes such adjustments allow investors to evaluate these costs against others in the industry and this item can vary across companies due to different ownership structures, compensation objectives or the occurrence of transactions.

Below is a reconciliation of GAAP operating expenses to non-GAAP adjusted cash operating costs:

	Quarter ended September 30,
	2019		2018
	Total	Per-Unit(1)	Total	Per-Unit(1)
	($ in millions, except per unit costs)
Oil and natural gas purchases	$—	$—	$3	$0.36
Transportation costs	23	3.69	25	3.41
Lease operating expense	34	5.54	46	6.16
General and administrative	38	6.09	21	2.91
Depreciation, depletion and amortization	116	18.62	127	17.11
Impairment charges	458	74.10	—	—
Gain on sale of assets	—	—	(1)	(0.13)
Exploration and other expense	1	0.12	2	0.29
Taxes, other than income taxes	12	1.98	22	3.02
Total operating expenses	$682	$110.14	$245	$33.13
Adjustments:
Depreciation, depletion and amortization	$(116)	$(18.62)	$(127)	$(17.11)
Impairment charges	(458)	(74.10)	—	—
Exploration expense	(1)	(0.12)	(1)	(0.09)
Gain on sale of assets	—	—	1	0.13
Incentive compensation expense(2)	(6)	(1.02)	(5)	(0.70)
Transition, severance and other costs(2)	(15)	(2.53)	(1)	(0.16)
Adjusted cash operating costs and per-unit adjusted cash costs	$86	$13.75	$112	$15.20

Total consolidated equivalent volumes (MBoe)		6,186		7,401

(1)                                 Per unit costs are based on actual total amounts rather than the rounded totals presented.

(2)                                 Amounts are excluded in the calculation of adjusted general and administrative expense.

Adjusted general and administrative expenses are defined as general and administrative expenses excluding incentive compensation expense which represents compensation expense (net of forfeitures) under the company’s long-term incentive programs and transition, severance and other costs.

Below is a reconciliation of GAAP general and administrative expense to non-GAAP adjusted general and administrative expense.

	Actuals
	Quarter ended September 30,
	2019		2018
	Total	($/Boe)(1)	Total	($/Boe)(1)
	($ in millions, except per Boe costs)
GAAP general and administrative expense	$38	$6.09	$21	$2.91
Less incentive compensation expense	(6)	(1.02)	(5)	(0.70)
Less transition, severance and other costs	(15)	(2.53)	(1)	(0.16)
Adjusted general and administrative expense	17	2.54	15	2.05

Total consolidated equivalent volumes (MBoe)		6,356		7,512

(1)                                 Per unit costs are based on actual total amounts rather than the rounded totals presented.

Net Debt is a non-GAAP measure defined as total debt less cash and cash equivalents. At September 30, 2019, the Company’s net debt was approximately $4.7 billion (total debt $4,882 million less cash and cash equivalents of approximately $188 million).

EBITDAX and Adjusted EBITDAX are used by management and the company believes provides investors with additional information (i) to evaluate the company’s ability to service debt adjusting for items required or permitted in calculating covenant compliance under its debt agreements, (ii) to provide an important supplemental indicator of the operational performance of the business without regard to financing methods and capital structure, (iii) for evaluating the company’s performance relative to its peers, (iv) to measure the company’s liquidity (before cash capital requirements and working capital needs) and (v) to provide supplemental information about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Cash Operating Costs ($ and per unit) are used by management as a performance measure, and the company believes provides investors valuable information related to its operating performance and operating efficiency relative to other industry participants and comparatively over time across the company’s historical results.  Adjusted General and Administrative expense and related per unit measures as well as Adjusted Oil and Gas Expenditures are used by management and investors as additional information as noted above. Net Debt is used by management for analysis of the company’s financial position and/or liquidity. In addition, the company believes that these measures are widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry.

Adjusted EPS, EBITDAX, Adjusted EBITDAX, Adjusted Cash Operating Costs, Adjusted Oil and Gas Expenditures, Adjusted General and Administrative expense and Net Debt have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of results as reported under U.S. GAAP. Adjusted EPS should not be used as an alternative to earnings (loss) per share or other measure of financial performance presented in accordance with GAAP. EBITDAX and Adjusted EBITDAX should not be used as an alternative to net income (loss), operating income (loss), operating cash flows or other measures of financial performance or liquidity presented in accordance with GAAP. Adjusted Cash Operating Costs should not be used as an alternative to operating expenses, operating cash flows or other measures of financial performance or liquidity presented in accordance with GAAP. Adjusted General and Administrative expense should not be used as an alternative to GAAP general and administrative expense. Adjusted Oil and Gas Expenditures should not be used as an alternative to oil and gas capital expenditures or other measures of liquidity presented in accordance with GAAP. The company’s presentation of Adjusted EPS, EBITDAX, Adjusted EBITDAX, Adjusted Cash Operating Costs, Adjusted Oil and Gas Expenditures, Adjusted General and Administrative expense and Net Debt may not be comparable to similarly titled measures used by other companies in the industry. Furthermore, EP Energy’s presentation of Adjusted EPS, EBITDAX, Adjusted EBITDAX, Adjusted Cash Operating Costs, Adjusted Oil and Gas Expenditures, Adjusted General and Administrative expense and Net Debt should not be construed as an inference that future results will be unaffected by the items noted above or what the company believes to be other unusual items, or that in the future the company may not incur expenses that are the same as or similar to some of the adjustments in this presentation.

Cautionary Statement Regarding Forward-Looking Statements

This release includes certain forward—looking statements and projections of EP Energy. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed, including, without limitation, the risks and uncertainties relating to the voluntary petitions (the “Chapter 11 Cases”) filed in the Bankruptcy Court, including the company’s ability to obtain the Bankruptcy Court’s approval with respect to the company’s motions, risks associated with third-party motions, the Bankruptcy Court’s rulings and the outcome of the Chapter 11 Cases, in general, the length of time that the company will operate under the Chapter 11 Cases; the potential adverse effects of disruption from the Chapter 11 Cases on the company, its liquidity and/or results of operations, and on the interests of its various constituents making it more difficult to maintain business and operational relationships, retain key executives and maintain various licenses and approvals necessary for the company to conduct its business; risks and uncertainties relating to the company’s ability to complete definitive documentation in connection with any financing and the amount, terms and conditions of any such financing; and the company’s ability to obtain requisite support for the Plan from various stakeholders and confirm and consummate that plan in accordance with the terms of the PSA and/or the Backstop Agreement; risks related to the trading of the company’s securities on the OTC Pink Market; the volatility of and potential for sustained low oil, natural gas and NGL prices; the supply and demand for oil, natural gas and NGLs;  the company’s ability to meet production volume targets; changes in commodity prices and basis differentials for oil and natural gas; the uncertainty of estimating proved reserves and unproved resources; the ability to develop proved undeveloped reserves; the future level of operating and capital costs; the availability and cost of financing to fund future exploration and production operations; the success of drilling programs with regard to proved undeveloped reserves and unproved resources; the company’s ability to comply with the covenants in various financing documents or to obtain any necessary consents, waivers or forbearances thereunder; the company’s ability to generate sufficient cash flow to meet its debt obligations and commitments; the company’s limited ability to borrow under existing debt agreements to fund its operations; the company’s ability to generate sufficient cash flow to meet its debt obligations and commitments; the company’s ability to obtain necessary governmental approvals for proposed E&P projects and to successfully construct and operate such projects; actions by the credit rating agencies, including potential downgrades; credit and performance risk of the company’s lenders, trading counterparties, customers, vendors, suppliers and third party operators; general economic and weather conditions in geographic regions or markets served by the company, or where operations of the company are located, including the risk of a global recession and negative impact on oil and natural gas demand; the uncertainties associated with governmental regulation, including any potential changes in federal and state tax laws and regulations; competition; and other factors described in the company’s Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. EP Energy assumes no obligation to publicly update or revise any forward—looking statements made herein or any other forward—looking statements made by EP Energy, whether as a result of new information, future events, or otherwise.

Contact

Investor and Media Relations

Jordan Strauss

713-997-6791

jordan.strauss@epenergy.com